UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Zacks Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

101 North Wacker Drive, Suite 1500, Chicago, IL	60606

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Zacks Income ETF Zacks Preferred Income ETF	NYSE Arca, Inc. NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-232634.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the Zacks Income ETF and Zacks Preferred Income ETF, each a series of Zacks Trust (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 31 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on May 27, 2026. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number are as follows:

Series Name	EIN
Zacks Income ETF	41-5139452
Zacks Preferred Income ETF	41-5185117

 ITEM 2. EXHIBITS

1.	The Registrant’s Agreement and Declaration of Trust is included as exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-232634; 811-23435), as filed with the Securities and Exchange Commission on July 12, 2019.

2.	The Registrant’s By-Laws are included as Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-232634; 811-23435), as filed with the Securities and Exchange Commission on July 12, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 28, 2026

Zacks Trust

By: /s/ Britany Weise

Name: Brittany Weise

Title: Secretary